Exhibit 23.6

CONSENT OF SOURCE CAPITAL GROUP, INC

We hereby consent to the inclusion of our opinion letter dated November 17, 2008 to the Board of Directors of KeyOn Communications Holdings, Inc. (“KeyOn”) as an exhibit to Amendment No. 1 to the Registration Statement on Form S-4 to be filed by Internet America with the Securities and Exchange Commission relating to the merger described therein, and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the SEC promulgated thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the Regulations.

/s/    Vik Grover, CFA
Managing Director, Investment Banking
Source Capital Group, Inc.
January 13, 2009